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                                   SECOND MORTGAGE AND SECURITY AGREEMENT
          Executed the 28th day of November, A.D. 1995, by BOAT TREE, INC., a Florida corporation, whose post office address is 2226 Paseo Avenue, Orlando, FL 32805, hereinafter called the Mortgagor, to DANIS PROPERTIES LIMITED PARTNERSHIP, an Ohio limited partnership, whose post office address is 2 Riverplace, Suite 400, Dayton, OH 45405, hereinafter called the Mortgagee:

          WITNESSETH, that for divers good and valuable considerations, and also in consideration of the aggregate sum named in the Promissory Note of even date herewith, hereinafter described, the Mortgagor does grant, bargain, sell, alien, remise, release, convey and confirm unto the Mortgagee the following property, hereinafter referred to as the Property or the Mortgaged Property:


                                  THE MORTGAGED PROPERTY


          A. The Real Property. All of the lands in the County of Orange, Florida, described on Exhibit "A" attached hereto and incorporated herein (the "Land") to have and to hold the same together with all the improvements now or hereafter erected to have and to hold the same together with all the improvements now or hereafter attached thereto together with each and every tenements, hereditaments, easements, rights, powers, privileges, amenities, and appurtenances thereunto belonging or in any way appertaining and the reversion and reversions, remainder and remainders, also all the estate, right, title, interest, homestead, right of dower, separate estate, property, possession and claim whatsoever in law as well as in equity of Mortgagor of, in and to the same in every part and parcel thereof unto Mortgagee in fee simple.

          B. Improvements. All buildings, structures, betterments, and other improvements of any nature now or hereafter situated in whole or in part upon the Land, regardless of whether physically affixed thereto or severed or capable of severance therefrom (the"Improvements").

          C. Appurtenances. The benefit of all easements and other rights of any nature whatsoever appurtenant to the Land or the Improvements, or both, and all rights of way, streets, alleys, passages, drainage rights, sewer rights, and rights of ingress and egress to the Land, and all adjoining property, whether now existing or hereafter arising, together with the reversion or reversions, remainder or remainders, rents, issues, incomes, and profits of any of the foregoing.

          D. Tangible Property. All of Mortgagor's interest in all fixtures and equipment of any nature whatsoever now or hereafter (i) attached or affixed to the Land or the Improvements, or both, regardless of whether physically affixed thereto or severed or capable of severance therefrom, or (ii) regardless of where situated, used, usable, or intended to be used in connection with any present or future use or operation of or upon the Land. The foregoing includes but is not limited to: all heating, air conditioning, lighting, incinerating, and power equipment; compressors, pipes, conduits, wiring, and switchboards; all plumbing, lifting, cleaning, fire prevention, fire extinguishing, refrigerating and ventilating; all boilers, furnaces, oil burners, vacuum cleaning systems, elevators, and escalators; all stoves, ovens, ranges, disposal units, dishwashers, water heaters, exhaust systems, refrigerators, cabinets, and partitions; all rugs and carpets; all laundry equipment; all building materials; and all additions, accessions, renewals,
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replacements, and
substitutions of any or all of the foregoing (the "Tangible Property").

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          E.  Income.  All rents,  issues,  incomes,  and  profits in any manner arising from the Land, Improvements, or Tangible Property, or any combination, including Mortgagor's interest in and to all leases, licenses, franchises, and concessions of, or relating to, all or any portion of the Land, Improvements or Tangible Property, whether now existing or hereafter made, including all amendments, modifications, replacements, substitutions, extensions, renewals, or consolidations. The foregoing items are jointly and severally called the "Rents" in this instrument.

          F. Proceeds. All proceeds of the conversion, voluntary or involuntary, of any of the Mortgaged Property into cash or other liquidated claims, or that are otherwise payable for injury to, or the taking or requisitioning of, any such property, including all insurance and condemnation proceeds.

          G. Contract Rights. All of Mortgagor's right, title and interest in and to any and all contracts, written or oral, express or implied, now existing or hereafter entered into or arising, in any manner related to the Improvements, use, operation, sale, conversion, or other disposition of any interest in the Land, Improvements, Tangible Property, or the Rents, or any combination, including any and all deposits, prepaid items, and payments due and to become due thereunder, and including construction contracts, service contracts, advertising contracts, purchase orders, and equipment leases.

          H. Additional Contract Rights. All contract rights, in any manner related to the use, operation, sale, conversion, or other disposition (voluntary or involuntary) of the Land, Improvements, or Rents, including all permits, licenses, insurance policies, rights of action and other choses in action and, in addition, any and all rights of the Mortgagor in and to any concurrency certificates, building permit, construction permits, governmental approvals, sanitary sewer capacity, sanitary sewer or water reservation agreements, impact fees, prepaid sewer or water reservation fees, utility deposits, prepaid tap-on fees or other deposits or any other deposits or prepaid fees associated with obtaining an allocation of any governmental supplied service or utility reservation agreements benefitting the Land or the Improvements.

          I. Construction Documents. The foregoing types of property include specifically all of the following: all contracts, plans and documents that concern the design and construction of the improvements, including plans and specifications, drawings and architectural and/or engineering contracts, and construction contracts, together with all amendments, revisions, modifications and supplements.

         J.Other. Everything referred to in paragraphs A through I above is herein referred to as the "Mortgaged Property."

          This Mortgage is a self-operative security agreement with respect to such personal property, but Mortgagor agrees to execute and deliver on demand such other security agreements, financing statements and other instruments as Mortgagee may, at any time hereafter, request in order to perfect its security interest or to impose the lien hereof more specifically upon any such property. Mortgagee shall have all the rights and remedies, in addition to those specified herein, of a secured party under the Uniform Commercial Code.

          TO  HAVE  AND  TO  HOLD  the  same,   together  with  the   tenements,
hereditaments and appurtenances thereto belonging, and the rents, issues and profits thereof, unto the Mortgagee, in fee simple.

          AND the Mortgagor covenants with the Mortgagee that the Mortgagor is indefeasibly seized of said land in fee simple; that the Mortgagor has good right and lawful authority to convey said land as aforesaid; that the Mortgagor will make such further assurances to perfect the fee simple title to said land in the Mortgagee as may reasonably be required; that the Mortgagor hereby fully warrants the title to said land and will defend the same against the lawful claims of all persons whomsoever; and that said land is free and clear of all encumbrances except taxes accruing subsequent to December 31 of the year immediately preceding the date of this Mortgage and a first mortgage to and in

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favor of AmSouth Bank of Florida,  a Florida  banking  corporation,  in the face amount of ONE MILLION ONE HUNDRED FIFTY THOUSAND ($1,150,000.00) DOLLARS, of even date herewith, recorded in O.R. Book 4979, Page 4392 Public Records of Orange County. Florida (the "First Mortgage").

          PROVIDED ALWAYS, that if the Mortgagor shall pay unto the Mortgagee the certain Promissory Note (hereinafter "Note") of even date herewith made by the Mortgagor payable to the order of the Mortgagee in the face principal amount of TWO HUNDRED FIFTY THOUSAND ($250,000.00) DOLLARS, and shall truly, promptly and fully perform, discharge, execute, complete, comply with and abide by each and every the stipulations, agreements, conditions and covenants of said Note and of this Mortgage, then this Mortgage and the estate hereby created shall cease and be null and void.

          AND the Mortgagor, for himself, his heirs, legal representatives, successors and assigns, hereby jointly and severally covenants and agrees to and with the said Mortgagee, its successors and assigns:

          1. Compliance with Note and Mortgage. To pay all and singular the principal and interest and other sums of money payable by virtue of said Note and this Mortgage, or either, promptly on the days respectively the same severally come due.

          2. Payment of Taxes and Liens. To pay all and singular the taxes, assessments, levies, liabilities, obligations and encumbrances of every nature on said described property each and every, and if the same be not promptly paid, the Mortgagee may at any time pay the same without waiving or affecting the option to foreclose or any right hereunder, and every payment so made shall bear interest from the date thereof at the Default Rate.

          3. Insurance. To keep the buildings now or hereafter constructed on said land insured against casualty loss arising from all perils and hazards included within the term "extended coverage", and such other hazards as the First Mortgagee may require up to the principal amount of the Note in a company or companies to be approved by the Mortgagee, and the policy or policies to be held by and payable to the Mortgagee; and in the be approved by the Mortgagee, and the policy or policies to be held by and payable to the Mortgagee; and in the event any sum of money becomes payable under such policy or policies, the Mortgagee shall have the option to receive and apply the same on account of the indebtedness hereby secured or to permit the Mortgagor to receive and use it, or any part thereof, for other purposes, without thereby waiving or impairing any equity, lien or right under or by virtue of this Mortgage, and in the event the Mortgagor shall for any reason fail to keep the said premises so insured, or fail to deliver promptly any of the said policies of insurance to the Mortgagee, or fail promptly to pay fully any premium therefore, the Mortgagee may place and pay for such insurance or any part thereof without waiving or affecting the option to foreclose or any right hereunder, and each and every such payment shall bear interest from the date thereof until paid at the Default Rate.

          4. Care of Mortgaged Property. Mortgagor shall not remove or demolish any building or other property forming a part of the Mortgaged Property without the written consent of Mortgagee; provided, however, that Mortgagor shall not be prohibited by this paragraph from constructing its intended improvements on the Mortgaged Property. Mortgagor shall not permit, commit, or suffer any waste, impairment or deterioration of the Mortgaged Property or any part thereof, and shall keep the same and improvements thereon in good condition and repair. Mortgagor shall notify Mortgagee in writing within five (5) days of any damage or impairment of the Mortgaged Property.

          5. Mortgagee's Right to Make Certain Payments. If Mortgagor fails to perform the covenants and agreements contained in this Mortgage, or if any action or proceeding is commenced which materially affects Mortgagee's interest in the Property, including, but not limited to, eminent domain, insolvency, code enforcement, foreclosure of a lien on the property junior to the Mortgagee, or arrangements or proceedings involving a bankrupt or

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decedent,  then Mortgagee at Mortgagee's option,  upon notice to Mortgagor,  may make such appearances, disburse such sums and take such action as necessary to protect Mortgagee's interest, including, but not limited to, disbursement of reasonable attorney's fees and entry upon the Property to make repairs. If Mortgagee required Mortgage insurance as a condition of making the loan secured by this Mortgage, Mortgagor shall pay the premiums required to maintain such insurance in effect until such time as the requirement for such insurance terminates in accordance with Mortgagor's and Mortgagee's written agreement or applicable law. Mortgagor shall pay the amounts of all Mortgage insurance premiums in the manner provided under paragraph 3 hereof. Any amounts disbursed by Mortgagee pursuant to this paragraph, with interest thereon, shall become additional indebtedness of Mortgagor secured by this Mortgage. Unless Mortgagor and Mortgagee agree to other terms of payment, such amounts shall be payable upon notice from Mortgagee to Mortgagor requesting payment thereof, and shall bear interest from the date of disbursement at the Default Rate. Nothing contained in this paragraph shall require Mortgagee to incur any expense or take any action hereunder.

          6. Condemnation. The proceeds of any award or claim for damages, direct or consequential, in connection with any condemnation or other taking of the real property (but excluding the damages related to any taking of any improvement to the real property), the Mortgaged Property, or part thereof, or for conveyance in lieu of condemnation, are hereby assigned and shall be paid to Mortgagee to the extent of its interest hereunder, and Mortgagor agrees to execute such further assignments as Mortgagee may require. Any business damages that may be received by Mortgagor are excluded from this paragraph.

          In the event of a taking of all or any part of the Mortgaged Property, the proceeds shall be applied to the sums secured by this Mortgage, with the excess, if any, paid to Mortgagor.

          If the Mortgaged Property is abandoned by Mortgagor, or if, after notice by Mortgagee to Mortgagor that the condemnor offers to make an award or settle a claim for damages, Mortgagor fails to respond to Mortgagee within thirty (30) days after the date such notice is mailed, Mortgagee is hereby appointed as attorney-in-fact and is authorized to collect and apply the proceeds, at Mortgagee's option, either to restoration or repair of the Mortgaged Property or to the sums secured by this Mortgage.

          If a taking occurs which results in the Mortgagor recovering damages related to the loss or destruction of physical improvements to the Mortgaged Property, all awards received by the Mortgagee for any such damages shall be utilized solely for the repair and re-construction of the improvements damaged by any such taking.

          7. Application of Payments. Any prepayments or advancements made on the debt secured by the lien of this Mortgage shall be applied first to interest accrued and then to the principal installment or installments last due or maturing, the prepayments provided for herein shall include insurance and condemnation or eminent domain proceeds.

          8. Payment of Expenses. To pay all and singular the costs, charges and expenses, including attorney's fees, reasonably incurred or paid at any time by the Mortgagee because of the failure on the part of the Mortgagor to perform, comply with and abide by each and every one of the stipulations, agreements, conditions and covenants of said Note and this Mortgage, or either, and every such payment shall bear interest from date at the Default Rate. Attorneys fees shall include all which may be awarded pursuant to proceedings before an Appellate Court.

          9. Events of Default. Any one of the following shall constitute an "Event of Default":

                   (a) Failure by Mortgagor to pay, as and when due and payable, any installment of principal or interest due under the Note, any deposits or taxes and assessments or insurance premiums due hereunder, or any other sums to be paid by Mortgagor hereunder or under any other instrument securing the Note.


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                   (b) Failure by  Mortgagor  to duly keep,  perform and observe any other covenant, condition or agreement in the Note, this Mortgage, any other instrument collateral to the Note or executed in connection with the sum secured hereby for a period of thirty (30) days after Mortgagee gives written notice specifying the breach.

                   (c) Institution of foreclosure proceedings against the Mortgaged Property as the result of any other lien or claim, whether alleged to be superior or junior to the lien of this Mortgage, the Mortgagee may, at its option, immediately upon institution of such suit or during the pendency thereof, declare this Mortgage and the indebtedness secured hereby. due and payable forthwith and may, at its option, proceed to foreclose this Mortgage.

                   (d) If either Mortgagor or any guarantor or endorser of the Note; (i) files a voluntary petition in bankruptcy, or (ii) is adjudicated a bankrupt or insolvent; or (iii) files any petition or answer seeking or acquiescing in any reorganization, management, composition, readjustment, liquidation, dissolution or similar relief for itself under any law relating to bankruptcy, insolvency or other relief for debtors, or (iv) seeks or consents to or acquiesces in the appointment of any trustee, receiver, master, or liquidator of itself or of all or any substantial part of the Mortgaged Property or of any or all of the rents, revenue issue, earnings, profits or income thereof, or (v) makes any general assignment for the benefit of creditors, or (vi) makes any admission in writing of its inability to pay its debts generally as they become due; or (vii) a court of competent jurisdiction enters an order, judgment or decree approve a petition filed against Mortgagor or any guarantor or endorser of the Note, seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future federal, state, or other statute, law or regulation relating to bankruptcy, insolvency or other relief under the present or future federal, state or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtors, which order, judgment or decree, remains unvacated and unstayed for an aggregate of sixty (60) days whether or not consecutive.

                   (e) Any breach of any warranty or material untruth of any representation of Mortgagor contained in the Note, this Mortgage or any other instrument securing the Note.

                   (f) A default shall occur under the First Mortgage.

         10. Acceleration. That in the event of any breach of this Mortgage or event of default on the part of the Mortgagor, without demand or notice, the said amount of Note mentioned in said Note then remaining unpaid, with interest accrued, and all monies secured hereby, shall become due and payable forthwith, or thereafter, at the option of said Mortgagee, anything in said Note or in this Mortgage to the contrary notwithstanding; and thereupon or thereafter, at the option of said Mortgagee, without notice or demand, suit at law or in equity theretofore or thereafter begun, may be prosecuted as if all monies secured hereby had matured prior to its institution. All such sums shall bear interest from the due date thereof at the Default Rate. Failure by the Mortgagee to exercise any of the rights or options herein provided shall not constitute a waiver of any rights or options under said Note or this Mortgage accrued or thereafter accruing.

         11. No Transfer. If all or any part of the Mortgaged Property or an interest therein is sold or transferred by Mortgagor or Mortgagor grants or conveys a mortgage lien or encumbrance junior to the lien of this Mortgage without Mortgagee's prior written consent, excluding (a) a transfer by devise, descent or by operation of law upon the death of a joint tenant or (b) the grant of any leasehold interest of three years or less not containing an option to purchase, Mortgagee may, at Mortgagee's option, declare all the sums secured by this Mortgage to be immediately due and payable.

         If Mortgagee exercises such option to accelerate upon transfer, Mortgagee shall mail Mortgagor notice of acceleration at the last known address of Mortgagor. Such notice shall provide a period of not less than thirty (30) days from the date the notice is mailed within which Mortgagor may pay the sums declared due. If Mortgagor fails to pay such sums prior to the expiration of such period, Mortgagee may, without further notice or demand on Mortgagor,


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invoke any remedies permitted by paragraph 10 hereof.

         12. Late Charge. The Mortgagee shall have the right to charge, assess, or impose, and to collect, a "late charge" in an amount not to exceed five (5%) percent of the amount of any principal payment, interest payment or final payment under said Note more than ten (10) days in arrears to cover the extra expense in handling delinquent payments; and the Mortgagor shall pay said "late charge" on the eleventh (11th) day following the due date of such payment and the amount thereof shall be secured by the lien of this Mortgage.

         13. Default Rate. As used herein, the Default Rate shall be the maximum rate permitted under the law which sets maximum permissible rates of interest for a loan of the type secured by this Mortgage.

         14. Additional Documents. At all times this Mortgage is in effect, upon Mortgagee's request, Mortgagor shall make, execute and deliver or cause to be made, executed and delivered to Mortgagee and, where appropriate, shall cause to be recorded or filed and thereafter to be re-recorded or refiled at such time and in such places as shall be deemed desirable by Mortgagee any and all such further Mortgages, instruments of further assurance, certificates and other documents as Mortgagee may consider necessary or desirable in order to effectuate, complete, enlarge, perfect, or to continue and preserve the obligations of Mortgagor under the Note and this Mortgage and all other instruments securing the Note, and the lien of this Mortgage as a first and prior lien upon all the Mortgaged Property. Upon any failure by Mortgagor to do so, Mortgagee may make, execute, record, file, re-record, or refile any and all such Mortgages, instruments, certificates and document for and in the name of Mortgagor. Mortgagor hereby irrevocably appoints Mortgagee agent and attorney-in-fact of Mortgagor to do all things necessary to effectuate or assure compliance with this paragraph.

         15. Severability. That in the event any word, clause, term, phrase or paragraph used in the aforesaid Note and/or this Mortgage should be held to be unconstitutional or illegal by any court of competent jurisdiction, the same shall not affect, alter or otherwise impair the meaning of any other word, clause, term, phrase or paragraph in said Note and Mortgage, and the same shall stand in full force and effect and shall be obligatory upon the assignees, heirs and legal representatives of both respective parties hereto.

         16. Miscellaneous. That in this Mortgage and the Note it secures, the singular shall include the plural and the masculine shall include the feminine and neuter. It is understood and agreed that whenever the term Mortgagor is used herein, it shall also include the Mortgagor, their heirs, legal representatives and assigns; and that whenever the term Mortgagee is used herein, it shall include also the Mortgagee, its successors, legal representatives and assigns.

         17. Receiver. That in the event that at the beginning of or any time pending an action is commenced to foreclose the Mortgage, or to enforce payment of any claims hereunder, the Mortgagee may apply to the Court having jurisdiction thereof for the appointment of a Receiver such Court shall forthwith and without notice to the Mortgagor or other defendants appoint a Receiver of said Mortgaged Property and all and singular, including all and singular the income, profits, issues and revenues from whatever source derived, each and every of which, it being expressly understood, is hereby Mortgaged as if specifically set forth and described in the granting and habendum clauses hereof, and such Receiver shall have all the broad and effective functions and powers in anyway entrusted by a court to a Receiver, and such appointment shall be made by such Court as an admitted equity and matter of absolute right of said Mortgagee, and without reference to the adequacy or inadequacy of the value of the property Mortgaged or to the solvency or insolvency of said Mortgagor, or the defendants, and that such rents, profits, income issues and revenues shall be applied by such Receiver according to the lien or equity of said Mortgagee and the practice of such Court.

         18. Remedies After Default. When any amount of money to be paid by the Mortgagor to the Mortgagee under the terms hereof shall be in default, or should the Mortgagor default in any of the other terms, provisions or conditions of this Mortgage, then and in that case the Mortgagee shall have the right, without notice to the Mortgagor,

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to collect and receive from any tenant or lessee or said Mortgaged  premises the rents, issues and profits of the real estate hereby Mortgaged and the improvements thereon, and to give proper receipts and acquittances therefor, and after paying all commissions, of any rental agent collecting the same, and any reasonable attorney's fees and other necessary expenses incurred in collecting same, to apply the proceeds of such collection upon any indebtedness, obligation or liability, of the Mortgagor hereunder. The right granted the Mortgagee under this paragraph shall be in addition and shall not limit or restrict any other rights or rights granted the Mortgagee in this Mortgage.

         19. Consent to Alterations. The Mortgagor shall not erect or permit to be erected any new building or buildings on the premises herein Mortgaged, or to add to or permit to be added to any of the existing Improvements thereon without the written consent of the Mortgagee, and in the event of any violation or attempt to violate this stipulation this Mortgage and all sums secured hereby shall immediately become due and payable and this Mortgage subject to foreclosure at the option of the Mortgagee.

         20. Hazardous Waste. Mortgagor hereby indemnifies Mortgagee against and agrees to protect, save and keep harmless Mortgagee from any and all liabilities, obligations charges, losses, damages, penalties, claims, actions, suits, judgments, injuries, costs, disbursements and expenses of any kind whatsoever including, without limitation, title insurance costs and premiums, engineers, and professional fees, soil tests and chemical analysis, expenses as described in Paragraph 9 hereof (all of which are hereinafter referred to collectively as the "Expenses") of whatsoever kind and nature imposed on. incurred by or asserted against any such indemnified party, in any way relating to, arising out of, or in connection with any future use, handling, storage, transportation or disposal of pollutants or hazardous or toxic materials.

         In the event the Mortgagee is required to enforce its rights hereunder, the Mortgagor shall pay all of the Mortgagee's costs and expenses in connection therewith, including all attorney's fees incurred by the Mortgagee.

         The exercise of the rights granted hereunder shall not constitute the Mortgagee a mortgagee in possession with respect to the Mortgaged Property.

         21. Covenant Against Future Advances. Mortgagor hereby covenants that either (i) the First Mortgage shall not contain a clause granting the Mortgagee thereunder the right to make future advances to the Mortgagor or (ii) if the First Mortgage contains a future advance clause, the Mortgagee shall not seek, request or obtain any future advance thereunder. A breach of this covenant shall be deemed to constitute a material default hereunder.

         22. Attorney's Fees. Should either party institute legal proceedings against the other, founded upon a breach of this Mortgage, the prevailing party shall be entitled to the award of its reasonable attorney's fees.


          IN WITNESS WHEREOF, the Mortgagor has executed this instrument the day and year first above written.




                      [This Space Intentionally Left Blank]

          Signed, sealed and delivered in the presence of: BOAT TREE, INC.
                                                           a Florida corporation

          /s/ J. Gregory Humphries                By: /s/ Joseph Pozo
                                                  Name:  Joseph Pozo
          Name:J. Gregory Humphries               Title: President


          /s/ Nancy O. Honsu
          Name:Nancy O. Honsu


          STATE OF FLORIDA
          COUNTY OF ORANGE

          The foregoing instrument was acknowledged before me this 28th day of November, 1995 by JOSEPH G. POZO, JR., as President of BOAT TREE, INC., a Florida corporation, on behalf of the Corporation. He is personally known to me or has produced as identification.

                                                              NOTARY PUBLIC:



                                      Sign /s/ Nancy O. Honsu


                                      PrintNancy O. Honsu

                                      State of Florida at Large          (Seal)
                                      My Commission Expires: July 22, 1998

                                                                 EXHIBIT "A"
                                                              Legal Description
                                                                  Parcel 2


     A PARCEL OF LAND LYING IN A PORTION OF THE NORTHWEST 1 /4 OF SECTION 10. TOWNSHIP 23 SOUTH. RANGE 29 EAST. MORE PARTICULARLY DESCRIBED AS FOLLOWS:

     COMMENCE AT THE NORTHEAST CORNER OF THE NORTHWEST I /4 OF SECTION 10. TOWNSHIP 23 SOUTH. RANGE 29 EAST. RUN N89o 49'l2'W. ALONG THE NORTH LINE OF THE NORTHWEST 1/4 OF SAID SECTION 10. A DISTANCE OF 1669.60 FEET: THENCE DEPARTING SAID NORTH LINE. RUN S00'04'13'E. A DISTANCE OF 50.00 FEET TO A POINT ON THE SOUTH RIGHT-OF-WAY LINE OF 33RD STREET. SAID POINT ALSO BEING THE POINT OF
BEGINNING: THENCE DEPARTING SAID RIGHT- OF-WAYLINE. CONTINUE S00 04'l3'E. A DISTANCE OF 400.00 FEET: THENCE N89 49'12'W. A DISTANCE OF 27.49 FEET: THENCE S00 04'13'E. A DISTANCE OF 365.58 FEET. THENCE S89 5412'W. A DISTANCE OF
954.65 FEET: THENCE N00 0'58'E. A DISTANCE OF 40.08 FEET: THENCE N30o 35'08'E. A DISTANCE OF 603.67 FEET: THENCE S59 24'52'E. A DISTANCE OF 108.48 FEET:
THENCE S895906E.  A DISTANCE OF 220.95 FEET: THENCE N00o 04"13'W.  A DISTANCE OF
263.72 FEET TO A POINT ON THE AFOREMENTIONED SOUTH RIGHT-OF-WAY LINE: THENCE S89'49'12'E. ALONG SAID RIGHT-OF-WAY LINE. A DISTANCE OF 360.00 FEET TO THE POINT OF BEGINNING.

     TOGETHER WITH THOSE CERTAIN NONEXCLUSIVE EASEMENTS OF EVEN DATE HEREWITH AS SET FORTH IN THE DECLARATION OF INGRESS-EGRESS EASEMENTS AND DECLARATION OF EASEMENTS.


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